UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2022

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2022, Axcella Health Inc. (the “Company” or “Axcella”), doing business as “Axcella Therapeutics”, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell in a registered direct offering an aggregate of 20,847,888 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.64 per share (the “Offering”). Funds associated with existing investor Flagship Pioneering are purchasing shares of Common Stock in the Offering, a portion of such shares are being purchased in exchange for cancellation of indebtedness upon the conversion of unsecured subordinated convertible promissory notes pursuant to a securities purchase agreement among us and such investors. The net proceeds to the Company are expected to be approximately $34.1 million after deducting estimated offering expenses payable by the Company, including $6 million received as the cancellation of indebtedness upon the conversion of certain unsecured subordinated convertible promissory notes. The Company intends to use the net proceeds of the Offering to advance its Long COVID program, including regulatory engagement and preparation for further clinical development; advance and complete enrollment of our EMMPACT Phase 2b clinical trial in non-alcoholic steatohepatitis (NASH); and for working capital and other general corporate purposes. The Offering is anticipated to close on or about October 13, 2022.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company, and customary indemnification and other obligations of the Company and the Purchasers. Pursuant to the terms of the Purchase Agreement, the Company has also agreed to certain restrictions on the issuance and sale of its securities until 60 days following the date of the Purchase Agreement, subject to certain exceptions. Also, pursuant to the terms of the Purchase Agreement, the Purchasers have certain rights to participate in subsequent issuances of the Company’s securities during the 6 month period following the date of the Purchase Agreement, subject to certain exceptions.

The shares of Common Stock will be offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-238983), which was originally filed with the Securities and Exchange Commission on June 5, 2020, and was declared effective on June 12, 2020 (the “Registration Statement”).

The foregoing summary of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The form of Purchase Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 10, 2022, David R. Epstein, a member of the board of directors (the “Board”) of the Company, notified the Company of his resignation from the Board, effective immediately. Mr. Epstein’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of his resignation, Dr. Epstein is no longer a member of the Board or any of its committees.

Mr. Epstein will serve as a consultant to the Company until July 1, 2024, unless earlier mutually terminated, pursuant to a consulting agreement effective as of October 10, 2022 (the “Consulting Agreement”). As compensation for such services, Mr. Epstein’s outstanding equity awards will continue to vest while he continues to provide services as a consultant to the Company and any vested portion of such awards will remain exercisable for a period of one (1) year following termination of the Consulting Agreement.

(d)

On October 10, 2022, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Robert Rosiello and Torben Straight Nissen to join the Board, effective immediately. The Board determined that both Mr. Rosiello and Mr. Straight Nissen are independent under the listing standards of Nasdaq and the Company’s corporate governance guidelines. Mr. Rosiello will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2025. Mr. Straight Nissen will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2023. Mr. Rosiello was also appointed to serve as the Chairman of the Board, effective immediately.

Mr. Rosiello is an Executive Partner at Flagship Pioneering, where he focuses on building capability to help originate, manage, and grow new Flagship companies, and working with senior leadership to drive Flagship’s strategy, institution building, and growth initiatives. He joined Flagship in January 2018. From July 2015 to August 2016, Mr. Rosiello was both Executive Vice President and Chief Financial Officer at Valeant Pharmaceuticals International, Inc., where he led the finance, human resources, and IT functions. Shortly after joining Valeant, the company faced allegations that it had previously misstated its financial and other disclosures. Mr. Rosiello led Valeant’s financial restatement process acknowledging deficiencies and regaining timely reporting status with the SEC. From September 1984 to June 2015, Mr. Rosiello worked at McKinsey & Company advising CEOs and boards of leading health care, technology, and consumer companies. He served as a senior partner for 18 years and was a member of McKinsey’s Senior Partner Review and Compensation Committees. Mr. Rosiello led the work that shifted McKinsey’s recruiting toward non-MBAs and developed innovative leadership training for McKinsey’s senior partners. He also led significant pro bono work for Save the Children, Americares, Carnegie Corporation, and Fairfield University. Mr. Rosiello currently serves on the Board and Executive Committee of Catholic Charities of New York and the Central Selection Committee of the Morehead-Cain Foundation.  He previously served on the Boards of the Pew Research Center and Inari Agriculture. Mr. Rosiello received his B.A. in economics from the University of North Carolina, where he was a Morehead Scholar and graduated Phi Beta Kappa, an M.Sc. in economics from the London School of Economics, and an M.B.A. from Harvard Business School. We believe that Mr. Rosiello’s extensive business and financial experience qualifies him to serve on our board of directors.

Mr. Straight Nissen is a senior partner at Flagship Pioneering, he joined Flagship in November 2016. Mr. Straight Nissen served on the board of directors of Ring Therapeutics, Inc. from August 2018 to December 2021 and since March 2021 has served as founding chief executive officer of FL84 Inc. From November 2016 to July 2019, he served as president of Rubius Therapeutics (NASDAQ: RUBY), he also served on the board of directors of Rubius from November 2016 to August 2018. From July 2011 to November 2016 Mr. Straight Nissen held positions of increasing responsibility at Pfizer, with his last position as Vice President, heading up Pfizer’s Worldwide R&D Strategic Portfolio Management. In this role, he oversaw Pfizer’s portfolio spanning from discovery up to Phase 3 trials across multiple therapeutic areas, including oncology, inflammation and immunology, rare diseases, cardiovascular and metabolic disease, neuroscience, and vaccines. Previously, he was responsible for the portfolio, strategy and operations functions within Pfizer’s BioTherapeutics Division and ensured efficient advancement of protein therapeutics, cell therapies, gene therapies and vaccines from discovery through development. He also served as chief operating officer for the Centers for Therapeutic Innovation, a pioneering R&D unit within Pfizer that drives product development partnerships with world-leading academic medical centers. As COO, Mr. Straight Nissen headed up that organization’s portfolio management, business development, finance and operations functions, and he was one of the key drivers behind establishing the unit. Prior to joining Pfizer, Mr. Straight Nissen served as chief operating officer at Ascendis Pharma (NASDAQ: ASND) from April 2008 to June 2011, advancing the company’s portfolio of new, innovative prodrugs from discovery to clinical proof-of-concept. Earlier, Mr. Straight Nissen served in various leadership positions at Maxygen, a molecular evolution and advanced protein engineering company, including the role of managing director of R&D and senior vice president of global project management. He began his career at Novo Nordisk with a focus on protein engineering. Mr. Straight Nissen holds a Ph.D. in molecular biology and biochemical engineering from the Technical University of Denmark and Carlsberg Laboratories and a Master of Science degree in chemical engineering from the Technical University of Denmark. We believe that Mr. Straight Nissen’s extensive business and financial experience qualifies him to serve on our board of directors.

As a non-employee director, each of Mr. Rosiello and Mr. Straight Nissen will receive cash compensation and an equity award for Board service in accordance with the Company’s non-employee director compensation policy. Neither Mr. Rosiello nor Mr. Straight Nissen is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between either Mr. Rosiello or Mr. Straight Nissen and any other persons pursuant to which either was selected as a director. In addition, each of Mr. Rosiello and Mr. Straight Nissen will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 8.01.	Other Events.

On October 13, 2022, the Company issued a press release announcing the Offering and the changes to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company is engaged with the FDA and a foreign regulatory body with respect to the design of the next clinical trial of AXA1125 for the treatment of Long COVID, including the endpoints, number of subjects and treatment duration. The Company expects to have additional clarity regarding the future development path of AXA1125 for Long COVID by the end of 2022. The Company is making plans for the next clinical trial that it tentatively expects to be initiated in the first half of 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP

10.1	Form of Securities Purchase Agreement dated as of October 13, 2022 by and among Axcella Health, Inc. and the purchasers thereto

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release dated October 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: October 13, 2022	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
President, Chief Executive Officer and Director